Exhibit 23.2

Consent of Independent Auditor

We consent to the reference to our firm under the caption “Experts” in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 on Form S-3 (File No. 333-206519) and related Prospectus of MedEquities Realty Trust, Inc. and to the incorporation by reference therein of our report dated March 10, 2016, relating to the consolidated financial statements of GruenePointe Holdings, LLC and Subsidiaries, comprising the consolidated balance sheets as of December 31, 2015 and 2014 and the related consolidated statements of operations and changes in members’ equity, and cash flows for the year ended December 31, 2015 and the period from April 21, 2014 (date of inception) through December 31, 2014, which report appears in the Annual Report on Form 10-K of MedEquities Realty Trust, Inc. for the year ended December 31, 2016, as amended (Form 10-K/A).

/s/ McNair, McLemore, Middlebrooks & Co., LLC

McNair, McLemore, Middlebrooks & Co., LLC

Macon, Georgia

September 29, 2017